Exhibit 10.11

EXECUTION VERSION

Master Repurchase Agreement
September 1996 Version

Dated as of	March 7, 2019

Between:	Jefferies Funding LLC (“BUYER”)

And	United Shore Financial Services, LLC (“SELLER”)

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)

“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within fifteen (15) days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)

“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

September 1996 Master Repurchase Agreement

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)

“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)

“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)

“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)

“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)

“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)

“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)

“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)

An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)

Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)

In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)

If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement, Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*	Language to be used under 17 C.F.R. § 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
**	Language to be used under 17 C.F.R. § 403.5(d) if Seller is a financial institution.

9.	Substitution

(a)

Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)

In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one (1) business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)

The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)

In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)

In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)

If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)

as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)

as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)

As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)

For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)

The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)

To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)

If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required to so proceed.

(b)

Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)

By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)

The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)

It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)

The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,“ as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)

It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections The parties acknowledge that they have been advised that:

(a)

in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)

in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)

in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

[SIGNATURE PAGE FOLLOWS]

UNITED SHORE FINANCIAL SERVICES, LLC

By:	/s/ Timothy Forrester
Title:	CFO & EVP
Date:	March 7, 2019

[Signature Page to the Master Repurchase Agreement (Jefferies/[UWM])]

JEFFERIES FUNDING LLC

By:	/s/ Michael Pillari
Michael Pillari
Title:	Managing Director
Date:

[Signature Page to the Master Repurchase Agreement (Jefferies/[UWM])]

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of March 7, 2019 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) between Jefferies Funding LLC (“Buyer”) and United Shore Financial Services, LLC (“ Seller ”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement (including all Annexes hereto).

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes shall form a part of the Agreement and shall be applicable thereunder:

None.

2.	Inconsistency. In the event of any inconsistency between the terms of the Agreement and this Annex, this Annex shall govern.

3.

Rule of Construction. Save for the amendments made in this Annex I, the parties agree that the text of the body of the Agreement is intended to conform to the Master Repurchase Agreement dated September 1996 promulgated by The Bond Market Association and shall be construed accordingly. The parties agree that for the purpose of the Program Documents, all references to Buyer shall mean Jefferies Funding LLC and all references to Seller shall mean United Shore Financial Services, LLC. Any and all references to “Purchased Securities” in the Agreement shall be deemed to refer to “Purchased Assets”. Any and all references to “Securities” in the Agreement shall be deemed to refer to “Assets”. Any and all references to “Additional Purchased Securities” in the Agreement shall be deemed to refer to “Additional Purchased Assets”.

4.

Definitions (Paragraph 2). Paragraph 2 of the Agreement is hereby amended to add the following definitions and, in any case where the definition already exists in Paragraph 2, the definition shall be deleted in its entirety and replaced with the following:

“Ability to Repay Rule” shall mean 12 CFR 1026.43(c), including all applicable official staff commentary, as may be amended from time to time.

“Accepted Servicing Practices” shall mean those accepted, customary and prudent mortgage servicing practices and procedures (including collection procedures) of prudent mortgage servicers which service mortgage loans of the same type as the Assets in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the applicable requirements of each Agency Program, applicable law, FHA regulations and VA regulations and the applicable requirements of any primary mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced.

“Additional Purchased Securities” shall mean Additional Purchased Assets.

“Adjusted Indebtedness” shall mean, at any date, the result of (a) Seller’s Indebtedness on such date, minus (b) the unpaid principal of Seller’s subordinated debt on such date (to the extent such subordinated debt is excluded from Seller’s Indebtedness in calculating Seller’s Adjusted Tangible Net Worth on such date in accordance with the definition thereof).

“Adjusted Tangible Net Worth” shall mean, with respect to any Person at any date, the Net Worth of such Person plus (a) (i) all unpaid principal of all subordinated debt of such Person at such date; and (ii) the value of Servicing Rights at such date; minus: (b) (i) the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including, without limitation, goodwill; trademarks, trade names, service marks, copyrights, patents, licenses and franchises; capitalized Servicing Rights; organizational expenses; deferred expenses; prepaid expenses; and prepaid assets; (ii) receivables from equity owners, Affiliates or employees; (iii) advances of loans to Affiliates; (iv) investments in Affiliates; (v) assets pledged to secure any liabilities not included in the Indebtedness of such Person; and (vi) any other assets which would be deemed by HUD to be unacceptable in calculating adjusted tangible net worth; in all cases, calculated on a consolidated basis and determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Paragraph 22(e).

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“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agency” or “Applicable Agency” shall mean GNMA, FNMA or FHLMC, as applicable.

“Agency Audit” shall mean, with respect to any Person, any Applicable Agency, FHA and HUD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations.

“Agency Eligible Mortgage Loan” shall mean a Mortgage Loan that is in Compliance with the applicable Agency Guide and the eligibility requirements specified for the applicable Agency Program, and is eligible for sale to or securitization by FHMLC, FNMA, or GNMA.

“Agency Guide” shall mean the FHLMC Guide, the FNMA Guide or the GNMA Guide, as applicable.

“Agency Program” shall mean the FHLMC Program, the FNMA Program or the GNMA Program, as applicable.

“Anti-Money Laundering Laws” shall have the meaning set forth in Paragraph 10(s).

“Applicable Margin” shall have the meaning set forth in the Pricing Side Letter.

“Applicable Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Appraised Value” shall mean, with respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal (or similar valuation approved by the applicable Agency) made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property by the applicable Mortgagor, provided, however, that in the case of a Mortgage Loan the proceeds of which are not used for the purchase of the Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

“Approvals” shall mean, with respect to Seller, the approvals obtained by the Applicable Agency in designation of Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a FNMA approved Seller/Servicer or a FHLMC approved Seller/Servicer, as applicable, in good standing.

“Approved Title Insurance Company” shall mean a title insurance company that has not been disapproved by Buyer in its reasonable discretion in a written notice delivered to Seller by Buyer.

“Asset” shall mean a Mortgage Loan.

“Asset Schedule” shall mean the list of Purchased Assets or Assets proposed to be purchased by Buyer that will be delivered in hard copy or electronic format to Buyer and shall incorporate the fields delivered to Seller by Buyer and any other information required by Buyer and any other additional information to be provided pursuant to the Custodial Agreement.

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“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

“Business Day” or “business day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, or banking and savings and loan institutions in the State of New York or the City of New York are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

“Buyer’s Margin Amount” shall mean, with respect to any Transaction as of any date, the amount obtained by application of Buyer’s Margin Percentage to the Repurchase Price (less the Price Differential) for such Transaction as of such date.

“Buyer’s Margin Percentage” shall mean, for each Transaction, as of any date of determination, the quotient (expressed as a percentage) that is the result of one (1) divided by the Applicable Percentage as of such date of determination.

“Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock or membership interests of Seller at any time if after giving effect to such acquisition such Person or Persons owns 51% or more of such outstanding voting stock; provided that notwithstanding the foregoing, for the avoidance of doubt, transfers of membership interests and/or voting stock of SFS Holding Corp. between or among its owners as of the Effective Date, shall not be considered a “Change of Control” under this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

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“Collection Account” shall mean the account established pursuant to Section 16(x) of this Annex at the account bank designated by Buyer into which all Income shall be deposited by Seller or Servicer, which account shall be subject to an account control agreement in favor of Buyer.

“ Combined Loan to Value Ratio” or “CLTV” shall mean with respect to any Mortgage Loan, the ratio of (i) the original outstanding principal amount of the Mortgage Loan and any other loan which is secured by a lien on the related Mortgaged Property to (ii) the lesser of (a) the Appraised Value of the Mortgaged Property at origination of such Mortgage Loan, or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“Compliance” shall mean compliance of Seller and the Mortgage Loans that are intended to be Agency Eligible Mortgage Loans with the requirements of the applicable Agency Guide as amended by any agreements between Seller and the Applicable Agency, sufficient to enable Seller to sell such Mortgage Loans to the FNMA or FHLMC through the cash window or to issue and GNMA to guarantee or FNMA or FHLMC to issue and guarantee a mortgage-backed security; provided, that until a written description of the material terms of any such agreements between Seller and the Applicable Agency have been provided to Buyer by Seller (subject to any applicable confidentiality agreements unless the Seller determines in good faith that such agreements between Seller and the Applicable Agency would impact the value of any Purchased Assets in which case Seller shall request permission from the Applicable Agency to disclose such material terms notwithstanding the applicable confidentiality agreements) and agreed to by Buyer, such agreements shall be deemed, as between Seller and Buyer, not to amend the requirements of the applicable Agency Guide.

“Cooperative Corporation” shall mean with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Loan” shall mean a Mortgage Loan that is secured by a first Lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Project” shall mean, with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares” shall mean, with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

“Cooperative Unit” shall mean, with respect to a Cooperative Loan, a specific unit in a Cooperative Project.

“Custodial Agreement” shall mean each Custodial and Disbursement Agreement, dated of the Effective Date among Seller, Buyer, the applicable Custodian and applicable Disbursement Agent, as the same may be amended, restated or otherwise modified from time to time.

“Custodian” shall mean each of (i) Deutsche Bank National Trust Company and its permitted successors under the applicable Custodial Agreement, or (ii) such other custodian as may be mutually agreed to by Buyer and Seller, or following the occurrence and continuation of an Event of Default, by Buyer in its sole discretion.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

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“Disbursement Account ” shall mean each account established by Buyer pursuant to which funds shall be disbursed to fund any Wet Loan.

“Disbursement Agent” shall mean each of (i) Deutsche Bank National Trust Company and its permitted successors under the applicable Custodial Agreement, or (ii) such other disbursement agent as may be mutually agreed to by Buyer and Seller, or following the occurrence and continuation of an Event of Default by Seller, by Buyer in its sole discretion.

“Due Diligence Cap” shall have the meaning assigned thereto in the Pricing Side Letter.

“Effective Date” shall have the meaning set forth in the Pricing Side Letter.

“Electronic Tracking Agreement” shall mean shall mean the electronic tracking agreement, to be entered into by and among Buyer, Seller, MERSCORP, Inc. and MERS, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Eligible Asset” shall mean an Asset that (i) satisfies the asset-level representations and warranties set forth on Schedule 1 hereto, as applicable to each Asset type, and (ii) satisfies each of the additional, applicable criteria and sublimits set forth on Exhibit A to the Pricing Side Letter, and (iii) is otherwise deemed by Buyer in its sole discretion to be eligible for purchase hereunder. No Asset shall be an Eligible Asset if (i) the Purchase Price of such Asset, when added to the aggregate outstanding Purchase Price of all Purchased Assets that are then subject to Transactions, exceeds the Maximum Aggregate Purchase Price, (ii) such Asset is older than forty-five (45) days since the date of origination, (iii) such Asset causes any of the applicable sublimits specified on Exhibit A to the Pricing Side Letter to be exceeded, or (iv) such Asset is a Wet Loan and has remained a Wet Loan for more than seven (7) Business Days after the related Purchase Date. For the purposes of Paragraph 4, Buyer shall have the right, at any time, to deem that any Asset has a Market Value of zero that does not satisfy the foregoing criteria or Buyer otherwise deems ineligible, unless Buyer and Seller otherwise agree.

“Eligible Property” shall mean a Mortgaged Property that satisfies the requirements of subsection (h) of Schedule 1 to this Agreement or such other property type acceptable to Buyer in its sole discretion.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any entity or trade or business that is a member of any group of organizations described in Section 414(b), (c), (m) of (o) of the Code of which Seller is a member.

“Escrow Instruction Letter” shall mean, with respect to any Wet Loan that becomes subject to a Transaction, an escrow agreement or letter, which is fully assignable to Buyer, stating that if for any reason such Mortgage Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for and for the benefit of Buyer and such funds shall be redeposited in the Disbursement Account for the benefit of Buyer not later than one (1) Business Day after the failure of the Mortgage Loan to fund on a given day.

“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage or any other document.

“Executive Order” shall mean Executive Order 13224-- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

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“FHA” shall mean the Federal Housing Administration or any successor thereto.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHLMC” or “Freddie Mac” shall mean Federal Home Loan Mortgage Corporation or any successor thereto.

“FHLMC Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended including modifications and variances applicable to Seller.

“FHLMC Mortgage Loan” shall mean a mortgage loan that is in Compliance with the eligibility requirements specified for the applicable FHLMC Program described in the FHLMC Guide.

“FHLMC Program” shall mean the FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.

“FNMA” or “Fannie Mae” shall mean Federal National Mortgage Association or any successor thereto.

“FNMA Guide” shall mean the Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended including modifications and variances applicable to Seller.

“FNMA Mortgage Loan” shall mean a mortgage loan that is in Compliance with the eligibility requirements specified for the applicable FNMA Program described in the FNMA Guide.

“FNMA Program” shall mean the Fannie Mae Guaranteed Mortgage-Backed Securities Program, as described in the Fannie Mae Guide.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over a Person, any of its Subsidiaries or any of its properties.

“GNMA” or “Ginnie Mae” shall mean the Government National Mortgage Association or any successor thereto.

“GNMA Guide” shall mean the GNMA Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended including modifications and variances applicable to Seller.

“GNMA Mortgage Loan” shall mean a mortgage loan that is in Compliance with the eligibility requirements specified for the applicable GNMA Program in the applicable GNMA Guide.

“GNMA Program” shall mean the Ginnie Mae Mortgage-Backed Securities Program, as described in the GNMA Guide.

“HUD” shall mean the United States Department of Housing and Urban Development or any successor thereto.

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“Income” shall mean, with respect to any Purchased Asset at any time, any principal and/or interest thereon, all FHA mortgage insurance proceeds, as applicable and all dividends, sale proceeds (including, without limitation, any proceeds from the securitization of such Purchased Asset or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance), but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the Purchase Date with respect to such Purchased Asset.

“Indebtedness” shall mean, for any Person, all liabilities, including without limitation: (a) all obligations for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods arc delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed on a recourse basis by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other contingent liabilities of such Person.

“Instruction Letter” shall mean a letter agreement between Seller and each Servicer or interim servicer of the Purchased Assets in a form acceptable to Buyer in its sole and absolute discretion, in which such Persons acknowledge Buyer’s ownership interest in the Purchased Assets, and agree to remit any collections with respect to the Purchased Assets as Buyer may so direct from time to time, which Instruction Letter may be delivered by Buyer to such Servicer in its sole discretion.

“Insured Closing Letter ” shall mean, with respect to any Wet Loan that becomes subject to a Transaction before the end of the applicable Rescission period, a letter of indemnification from an Approved Title Insurance Company, in any jurisdiction where insured closing letters are permitted under applicable law and regulation, addressed to Seller, which is fully assignable to Buyer, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans identifying the Settlement Agent covered thereby, which may be in the form of a blanket letter for each relevant jurisdiction.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“Jumbo Mortgage Loan” shall mean a first Lien Mortgage Loan for which the original loan amount is greater than the conforming limit in the jurisdiction where the related Mortgaged Property is located.

“LIBOR” means the rate determined daily by Buyer on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such date (rounded up to the nearest whole multiple of 1/16%); provided that if such rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be the rate determined by reference to such other comparable publicly available service publishing such rates as may be selected by Buyer in its sole discretion and communicated to Seller. Notwithstanding anything to the contrary herein, Buyer shall have the sole discretion to re-set LIBOR on a daily basis.

“Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

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“Liquidity” shall mean the unrestricted and unencumbered cash and Cash Equivalents of Seller.

“Liquidity Eligible Mortgage Loans” shall mean Mortgage Loans that (a) were originated by Seller within the thirty (30) days prior to the relevant Test Date, (b) that are not subject to any Lien and (c) that would be eligible for funding under Seller’s existing Mortgage Loan warehouse facilities.

“Loan to Value Ratio” or “LTV” shall mean with respect to any Asset, the ratio of the outstanding principal amount of such Asset at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Asset and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Asset, the purchase price of the related Mortgaged Property.

“Margin Notice Deadline” shall mean 10:00 a.m. (New York City time), unless otherwise agreed to between the parties with respect to any Transaction.

“Market Value” shall mean the value, determined by Buyer at any time in its sole reasonable discretion, of the Purchased Assets if sold in their entirety to a single third-party purchaser taking into account the fact that the Assets may be sold under circumstances in which Seller is in default under this Agreement. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. Buyer shall have the right to mark to market the Purchased Assets on a daily basis which Market Value with respect to one or more of the Purchased Assets may be determined to be zero. Seller acknowledges that Buyer’s determination of Market Value is for the limited purpose of determining the value of Purchased Assets which are subject to Transactions hereunder without the ability to perform customary purchaser’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Assets achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary asset and servicing due diligence. The Market Value shall be deemed to be zero with respect to each Asset that is not an Eligible Asset or that is otherwise in breach of any representation or warranty set forth on Schedule 1 attached hereto.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations or financial condition of Seller or any of its Subsidiaries, (b) the ability of Seller to perform its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any material provision of the Program Documents, (d) the rights and remedies of Buyer under any of the Program Documents, (e) the timely repurchase of the Purchased Assets or payment of other amounts payable in connection therewith or (f) the Purchased Items taken as a whole.

“Maturity Date” shall have the meaning set forth in the Pricing Side Letter.

“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

“MERS Identification Number” shall mean the number permanently assigned to each MERS Mortgage Loan.

“MERS Mortgage Loan” shall mean any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Note, and which is identified as a MERS Mortgage Loan on the related Asset Schedule.

“Mortgage” shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first Lien on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, the fee simple or leasehold estate in such real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares, which in either case secures the Note.

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“Mortgage File” shall mean, with respect to each Asset, the related files required to be delivered to the applicable Custodian by Seller pursuant to the applicable Custodial Agreement.

“Mortgage Loan” shall mean an Agency Eligible Mortgage Loan, a Jumbo Mortgage Loan or Cooperative Loan that is secured by a Mortgaged Property, together with all Servicing Rights thereon, which the applicable Custodian has been instructed to hold for Buyer pursuant to the related Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Note, the related Mortgage and all other related loan documents, (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage and (iii) the related Servicing Rights.

“Mortgage Loan Documents” shall mean, with respect to each Asset, the documents comprising the Mortgage File for such Asset, which shall include each of the documents required to be delivered pursuant to the applicable Custodial Agreement.

“Mortgaged Property” shall mean the real property or Cooperative Loan collateral (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Note.

“Mortgagee” shall mean with respect to a Mortgage Loan, the record holder of the Note secured by the related Mortgage.

“Mortgagor” shall mean the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is contributed to by Seller or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Income” shall mean, for any period, the net income of Seller for such period as determined in accordance with GAAP.

“Net Worth” shall mean the excess of total assets of Seller, over total liabilities of Seller (including subordinated debt, if any), determined in accordance with GAAP.

“Note” shall mean, with respect to any Mortgage Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.

“Obligations” shall mean (a) all of Seller’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of Seller to Buyer, or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; and, (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer of its rights under the Program Documents, including without limitation, reasonable outside attorneys’ fees and disbursements and court costs.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

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“OFAC Regulations” shall have the meaning set forth in Paragraph 10(t).

“Participants” shall have the meaning set forth in Paragraph 15(b).

“Person” shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity (or any agency, instrumentality or political subdivision thereof) or other entity of similar nature.

“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA established or maintained by either Seller or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Default Rate” shall mean, as of any date, the Pricing Rate in effect on such date plus four hundred (400) basis points (4.00%).

“Pricing Rate” shall as of any date of determination, be equal to the sum of (i) the greater of (x) LIBOR and (y) 0.00% plus (ii) the Applicable Margin. The Pricing Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the Purchase Date and the Repurchase Date.

“Pricing Side Letter” shall mean the pricing side letter, dated as of the Effective Date, between Seller and Buyer, referencing this Agreement and setting forth the pricing terms and certain additional terms with respect to this Agreement, and all amendments, restatements, supplements and modifications thereto, and the terms of which are incorporated herein as if fully set forth.

“Program Documents” shall mean this Agreement and all Annexes, schedules and addendums, the Pricing Side Letter, each Custodial Agreement, the Electronic Tracking Agreement, any Instruction Letter, any servicing agreement, each Takeout Confirmation, and any other agreement entered into by Seller, on the one hand, and Buyer and/or any of its affiliates or subsidiaries (or custodian on its behalf) on the other, in connection herewith or therewith and designated as a Program Document.

“Prohibited Jurisdiction” shall mean any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person” shall mean any Person (i)listed in the annex to, or otherwise subject to the provisions of, the Executive Order, (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order, (iii) with whom the Buyer is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order, (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (v) that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list, or (vi) who is an Affiliate of a Person listed above.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Lease ” shall mean the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Price” shall mean the price at which a Purchased Asset is transferred by Seller to Buyer in a Transaction, which shall be equal to the product of the Applicable Percentage multiplied by the Market Value of the related Purchased Asset, less any amounts actually received and applied by Buyer to reduce the Purchase Price with respect to such Purchased Assets prior to the Repurchase Date therefor.

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“Purchased Assets” shall mean all Assets, together with all related records, transferred by Seller to Buyer in a Transaction hereunder. The term “Purchased Assets” with respect to any Transaction at any time also shall include Additional Purchased Assets delivered pursuant to Paragraph 4(a) of the Agreement.

“Purchased Items” shall have the meaning set forth in Paragraph 6(a).

“Purchased Securities” shall mean Purchased Assets.

“QM Rule” shall mean 12 CFR 1026.43(e), including all applicable official staff commentary, as amended from time to time.

“Qualified Mortgage” shall mean a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.

“Rebuttable Presumption Qualified Mortgage” shall mean a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan, or as otherwise defined by regulations issued by any applicable agency pursuant to the authority granted under Section 129C(b)(3)(ii) of the Truth in Lending Act which defines a Qualified Mortgage.

“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Assets from Buyer, which date shall occur on the earliest to occur of (i) the Business Day set forth in the related Confirmation or if no Confirmation is provided, the tenth (10th) Business Day of the month following the related Purchase Date, (ii) within two (2) Business Days of Buyer’s written request, (iii) the Termination Date, or (iv) at the option of Buyer, the date determined by application of Paragraph 11 hereof.

“Required Documents” shall mean those documents required pursuant to the applicable Custodial Agreement to be included in the Mortgage File related to each Mortgage Loan.

“Requirements of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including without limitation the Investment Company Act of 1940, as amended) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescission” shall mean the right of a Mortgagor to rescind the related Note and related documents pursuant to applicable law and regulation.

“Responsible Officer” means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution.

“Restricted Cash” means, for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“Reuters Screen LIBOR01 Page” shall mean the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

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“Safe Harbor Qualified Mortgage” shall mean a Qualified Mortgage with an annual percentage rate that does not exceed the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Mortgage Loan or by 3.5 or more percentage points for a subordinate-lien Mortgage Loan, or as otherwise defined by regulations issued by any applicable agency pursuant to the authority granted under Section 129C(b)(3)(ii) of the Truth in Lending Act which defines a qualified mortgage.

“Servicer” shall mean the servicer of the Purchased Assets specified in the relevant Confirmation, or any successor thereto.

“Servicing File” shall mean, with respect to each Purchased Asset, the file retained by the Servicer consisting of (1) originals of all applicable documents in the related loan file as described in the applicable Custodial Agreement (if any) which are not delivered to Buyer or Buyer’s designee, (2) copies of any other applicable documents in such loan file for such Purchased Asset maintained by the Servicer and (3) all other documents and records maintained by the Servicer in respect of such Purchased Asset pursuant to a servicing agreement, including, without limitation the Servicing Records.

“Servicing Records” shall mean all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Purchased Assets.

“Servicing Rights” shall mean contractual, possessory or other rights of Seller, Servicer or any other Person, whether arising under any servicing agreement, the applicable Custodial Agreement (if any) or otherwise to administer or service any Purchased Asset or to possess related Servicing Files.

“Servicing Transfer Date” shall mean such date as may be mutually agreed to by the relevant Servicer and Buyer on which servicing of the Purchased Assets are to be transferred to a successor servicer.

“Settlement Agent” shall mean a title company, escrow company or attorney that is (i) bonded by an Approved Title Insurance Company and (ii) insured against errors and omissions in an amount reasonably satisfactory to Buyer in its sole discretion, to which the proceeds of any Transaction related to a Wet Loan are to be wired prior to the occurrence of such Transaction in accordance with local law and practice in the jurisdiction where the related Wet Loan is being originated.

“Specified Transaction” shall have the meaning set forth in Paragraph 11(a)(xvii).

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Takeout Commitment” shall mean a fully assignable commitment of Seller to sell one or more identified Mortgage Loans to a Takeout Investor, and, the corresponding Takeout Investor’s commitment back to Seller to effectuate the foregoing.

“Takeout Confirmation” shall mean the trade confirmation from the Takeout Investor to Seller that has been fully executed, is enforceable and is in full force and effect and confirms the details of a Takeout Commitment with respect to a Purchased Asset.

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“Takeout Investor” shall mean (i) an Agency or (ii) other institution which has made a Takeout Commitment and has been approved by Buyer.

“Termination Date” shall mean the earlier to occur of (i) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law or (ii) the Maturity Date.

“Test Date” shall mean the last day of each calendar month with respect to Adjusted Tangible Net Worth, Liquidity and the ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth, the last day of each fiscal quarter with respect to Net Income and at all times with respect to aggregate Indebtedness and available cash.

“TILA-RESPA Integrated Disclosure Rule” shall mean the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Underwriting Guidelines” shall mean the underwriting guidelines of the originator of the related Mortgage Loan (which originator may be Seller, as applicable), acceptable to Buyer in its sole and reasonable discretion and as in effect as of the date of the related Mortgage Loan was originated.

“VA” shall mean the United States Department of Veterans Affairs or any successor thereto.

“Wet Loan” shall mean a wet-funded first Lien Mortgage Loan which does not contain all of the Required Documents and which shall have the following additional characteristics:

(i)	the proceeds thereof at the time of funding have been funded prior to the Purchase Date thereof;

(ii)	the proceeds thereof have not been returned by the related Settlement Agent;

(iii)	upon recordation of the related Mortgage, such Mortgage Loan will constitute a first Lien on the premises described therein; and

(iv)

upon delivery of all of the documents specified in the applicable Custodial Agreement, such Wet Loan will become either a FHLMC Mortgage Loan, a FNMA Mortgage Loan or a GNMA Mortgage Loan or other loan types approved in writing by Buyer.

5.	Transactions (Paragraph 3).

(a)	Paragraph 3(a) of the Agreement is amended by adding the following language directly before the first sentence therein:

“Subject to the terms and conditions of the Program Documents, Buyer may, from time to time enter into Transactions with an aggregate Purchase Price for all Purchased Assets acquired by Buyer not to exceed the Maximum Aggregate Purchase Price at any time. For the avoidance of doubt, the facility being provided by Buyer to Seller hereunder is uncommitted, and Buyer shall have no obligation to enter into any Transactions.”

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(b)	Unless otherwise directed by Buyer, Confirmations, for the purposes of this Agreement, will be prepared by Buyer.

(c)	Paragraph 3 of the Agreement is amended by adding the following new subparagraphs at the end thereof:

“(d) Upon Seller’s request to enter into a Transaction pursuant to Paragraph 3, Buyer may, in its sole discretion, assuming all conditions precedent set forth in this Paragraph 3 and in Paragraphs 21(a) and (b) have been met, and provided no Event of Default shall have occurred and be continuing, purchase the Eligible Assets included in the related Confirmation by transferring to Seller, via wire transfer in accordance with the written wire transfer instructions provided by Seller, the Purchase Price in immediately available funds on the related Purchase Date and not later than the related time set forth in the applicable Custodial Agreement (if any). With respect to each Purchased Asset, Seller acknowledges and agrees that the Purchase Price paid in connection with such Purchased Asset that is purchased in any Transaction includes a mutually negotiated premium allocated to the portion of such Purchased Asset that constitutes the related Servicing Rights. For the avoidance of doubt, this Agreement is an uncommitted repurchase facility and Buyer shall have no obligation to enter into any Transaction hereunder.

(e) Seller shall repurchase from Buyer and Buyer shall sell to Seller the related Purchased Assets on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset. Seller is obligated to obtain the related Purchased Assets from Buyer or its designee (including the applicable Custodian) at Seller’s expense on (or after) the related Repurchase Date.

(f) Provided that the applicable conditions in Paragraphs 21(a) and (b) have been satisfied and provided further no Event of Default shall have occurred and be continuing, unless Buyer is notified to the contrary not later than 11:00 a.m. (New York City time) at least two (2) Business Days prior to any such Repurchase Date, on each related Repurchase Date each Purchased Asset shall automatically become subject to a new Transaction. In such event, the related Repurchase Date on which such Transaction becomes subject to a new Transaction shall become the “Purchase Date” for such Transaction. Seller shall deliver an updated Confirmation with respect to such Purchased Assets. For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.

(g) If Seller intends to repurchase any Assets on any day which is not a Repurchase Date, Seller shall give prior written notice thereof to Buyer by 2:00 p.m. (New York City time) on the date of repurchase. If such notice is given, the Repurchase Price specified in such notice shall be due and payable on the date specified therein, together with the Price Differential to such date on the amount prepaid.

(h) If any Requirements of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) adopted after the date hereof or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof: (i) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Assets purchased pursuant to it (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof; (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Transactions or extensions of credit by, or any other acquisition of funds by any office of Buyer which is not otherwise included in the determination of LIBOR hereunder; or (iii) shall impose on Buyer any other condition, and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of effecting or maintaining purchases hereunder, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer after written notice such additional amount or amounts as will compensate Buyer for such actual increased cost or reduced amount receivable thereafter incurred.

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(i) Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR, (i) Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of “Pricing Rate” are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Transactions as provided herein; or (ii) it becomes unlawful for Buyer to enter into Transactions with a Pricing Rate based on LIBOR, then Buyer shall give Seller prompt notice thereof and, so long as such condition remains in effect, Seller shall, at its option, either repurchase such Assets or pay a Pricing Rate at a rate per annum as reasonably determined by Buyer taking into account the increased cost to Buyer of purchasing and holding the Assets.”

6.	Margin Maintenance (Paragraph 4).

(a)	Paragraph 4(a) of the Agreement is amended and restated in its entirety as follows:

If at any time the aggregate Market Value of all Purchased Assets subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by written notice to Seller require Seller in such Transactions to transfer to Buyer cash or, upon written approval by Buyer, additional Assets reasonably acceptable to Buyer (“Additional Purchased Assets”), so that the cash and aggregate Market Value of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)	Paragraph 4(b) of the Agreement is hereby amended by deleting the text in its entirety and replacing it with “Reserved.” Further, all references in the Agreement to Paragraph 4(b) are deleted hereby.

(c)

Paragraph 4(d) of the Agreement is hereby amended by deleting the text in its entirety and replacing it with the following: “Any cash transferred pursuant to this Paragraph shall be applied by Buyer on a Mortgage Loan-by-Mortgage Loan basis to reduce the Repurchase Price for the related Purchased Assets.”

7.	Income Payments (Paragraph 5). Paragraph 5 of the Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

“(a) The parties agree that in any Transaction hereunder whose term extends over an Income payment date for the Assets subject to such Transaction, such Income shall be the property of Buyer. Within five (5) Business Days of receipt of written direction from Buyer, Seller shall (i) segregate all Income collected by or on behalf of Seller on account of the Purchased Assets and shall hold such Income in trust for the benefit of Buyer that is clearly marked as such in Seller’s records and (ii) remit such Income to the Collection Account for deposit therein no later than two (2) Business Days after receipt thereof. Notwithstanding the foregoing, and provided no Default has occurred and is continuing, Buyer agrees that Seller shall be entitled to receive an amount equal to all Income received in respect of the Purchased Assets, whether by Buyer, the applicable Custodian or any servicer or any other Person, which is not otherwise received by Seller, to the full extent it would be so entitled if the Purchased Assets had not been sold to Buyer; provided that any Income received by Seller while the related Transaction is outstanding shall be deemed to be held by Seller solely in trust for Buyer pending the repurchase on the related Repurchase Date. On each Repurchase Date, Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its sole discretion) either (i) transfer (or permit the servicer to transfer) to Seller Income received as of such date with respect to any Purchased Assets subject to such

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Transaction, or (ii) if a Margin Deficit then exists, apply the Income to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (i) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Assets sufficient to eliminate such Margin Deficit, or (ii) if a Default or Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

(b) On each Repurchase Date, Seller shall pay to Buyer all accrued but unpaid Price Differential for each Transaction outstanding hereunder.”

8.	Security Interest (Paragraph 6). Paragraph 6 of the Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

“(a) Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its obligations, Seller hereby grants Buyer a fully perfected first priority security interest in all of Seller’s rights, title and interest in and to the following property, whether now existing or hereafter acquired: (i) all Purchased Assets identified on a Confirmation delivered by Seller to Buyer and the custodian from time to time, (ii) any other collateral pledged or otherwise relating to such Purchased Assets, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Asset accounting records and other books and records relating thereto, (iii) all rights of Seller to receive from any third party or to take delivery of any records or other documents which constitute a part of the Mortgage File or servicing file, (iv) the Collection Account and all amounts on deposit therein and all Income relating to such Purchased Assets, (v) all interests in real property collateralizing any Purchased Assets, (vi) all insurance policies and insurance proceeds relating to any Purchased Assets or the related Mortgaged Property and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, (vii) any purchase agreements or other agreements, contracts or take-out commitments relating to or constituting any or all of the foregoing and all rights to receive documentation relating thereto, (viii) all “accounts”, “chattel paper”, “deposit accounts”, “documents,” “general intangibles”, “instruments”, “investment property”, and “securities accounts” as each of those terms is defined in the UCC, in each case solely to the extent relating to or constituting the foregoing, and all cash and cash equivalents and all products and proceeds in each case solely to the extent relating to or constituting any or all of the items listed in the foregoing clauses (i) – (vii), (ix) the Servicing Records and the related Servicing Rights, (x) all of Seller’s rights under any Escrow Instruction Letters and Insured Closing Letters with respect to the Mortgage Loans that are Wet Loans and (xi) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing (collectively the “Purchased Items”). Seller acknowledges and agrees that its rights with respect to the Purchased Items (including without limitation, any security interest Seller may have in the Purchased Assets and any other collateral granted by Seller to Buyer pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder until such time that such Purchased Items are no longer subject to a Transaction under this Agreement.

Seller further grants, assigns and pledges to Buyer a first priority security interest in and to all documentation and rights to receive documentation related to all Income related to the Purchased Assets received by Seller and all rights to receive such Income, and all products, proceeds and distributions relating to or constituting any or all of the foregoing (collectively, the “Related Credit Enhancement”). The Related Credit Enhancement is hereby pledged as further security for Seller’s Obligations to Buyer hereunder.

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(b) At any time and from time to time, upon the written request of Buyer, and at the expense of Seller, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Purchased Items and the Liens created hereby. Seller also hereby authorizes Buyer to file any such financing or continuation statement without the signature of Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. This Agreement shall constitute a security agreement under applicable law.

(c) Seller shall not (i) change the location of its chief executive office/chief place of business from that specified in Annex II, (ii) change its name, identity or corporate structure (or the equivalent) or change the physical location where it maintains its records with respect to the Purchased Items, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Buyer at least fifteen (15) days prior written notice thereof and shall have delivered to Buyer all UCC financing statements and amendments thereto as Buyer shall request and taken all other actions deemed reasonably necessary by Buyer to continue its perfected status in the Purchased Items with the same or better priority.

(d) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, solely for the purpose of carrying out the terms of this Agreement, including without limitation, protecting, preserving and realizing upon the Purchased Items, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Purchased Items, to file such financing statement or statements relating to the Purchased Items without Seller’s signature thereon as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if a Default or Event of Default shall have occurred and be continuing, to do the following:

(i)

in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Purchased Items whenever payable;

(ii)	to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

(iii)

(A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith,

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to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done in compliance with this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable. This power of attorney shall not revoke any prior powers of attorney granted by Seller.

Seller also authorizes Buyer, if a Default or Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Paragraph 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

(e) The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Items and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(f) If Seller fails to perform or comply with any of its agreements contained in the Program Documents and Buyer performs or complies, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of Buyer incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by Seller to Buyer on demand and shall constitute Obligations.

(g) Buyer’s duty with respect to the custody, safekeeping and physical preservation of the Purchased Items in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Buyer deals with similar property for its own account. Neither Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Purchased Items or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Purchased Items upon the request of Seller or otherwise.

(h) All authorizations and agencies herein contained with respect to the Purchased Items are irrevocable and powers coupled with an interest.”

9.	Substitution (Paragraph 9). Paragraph 9 of the Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

“Seller shall not substitute any other Assets for any Purchased Assets.”

10.	Representations (Paragraph 10): Paragraph 10 of the Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

“Seller represents and warrants to Buyer that throughout the term of this Agreement:

(a) Existence. Seller (i) is duly organized, validly existing and in good standing as a trust, corporation, limited liability company or limited partnership (as applicable) under the laws of the jurisdiction in which it was formed, (ii) has all requisite corporate or other power, and has all

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governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (iv) is in compliance in all material respects with all Requirements of Law.

(b) Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against Seller or any of its Subsidiaries or Affiliates or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect, (ii) which questions the validity or enforceability of any of the Program Documents or any action to be taken in connection with the transactions contemplated thereby or (iii) which seeks to prevent the consummation of any Transaction.

(c) No Breach. Neither (i) the execution and delivery of this Agreement, nor (ii) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the operating agreement of Seller, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which Seller or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them or their property is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Agreement) result in the creation or imposition of any Lien upon any property of Seller or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

(d) Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Documents to which it is a party; the execution, delivery and performance by Seller of each of the Program Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Program Document has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(e) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by Seller of the Program Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement.

(f) Compliance with Law. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business violates any Requirements of Law, which, if enforced, would result in a Material Adverse Effect with respect to Seller.

(g) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller or any of its Subsidiaries to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller or any of its Subsidiaries to Buyer in connection with this Agreement and the other Program Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of

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projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(h) Collection Practices; Asset-Level Representations and Warranties. The collection practices used by Seller and any servicer, as applicable, with respect to the Mortgage Loans have been, in all material respects legal, proper, prudent and customary in the residential mortgage loan origination and servicing business and in accordance with the terms of each Mortgage and the related Note. Each of the Assets complies with the representations and warranties listed in Schedule 1 hereto. The review and inquiries made on behalf of Seller in connection with the making of the representations and warranties listed on Schedule 1 hereto have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has no knowledge of any material fact that could reasonably lead them to expect that the Market Value of any Purchased Asset will not be obtained or realized. Each of the Purchased Assets is an Eligible Asset.

(i) ERISA. Neither Seller nor any ERISA Affiliate thereof maintains or contributes to, or is obligated to contribute to (or, in the immediately preceding six years from the date of this Agreement, maintained, contributed to or was obligated to contribute to), a Plan. Neither Seller nor any ERISA Affiliate thereof contributes, or is obligated to contribute, to (or, in the immediately preceding six years from the date of this Agreement) contributed to or was obligated to contribute to), a Multiemployer Plan. Each employee benefit plan (as that term is defined in Section 3(3) of ERISA that is subject to Title I of ERISA and is maintained or contributed to by Seller or any ERISA Affiliate is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. Seller and its Subsidiaries do not provide any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law at no cost to the employer (collectively, “COBRA”).

(j) Independent Decisions. It has made its own independent decisions to enter into each Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any advice, counsel, or representation of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to expected results of that Transaction.

(k) Assessment and Assumption of the Risk. It is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks (economic and otherwise) of each Transaction. It is also capable of assuming, and assumes, the risks of each Transaction.

(l) Buyer Not Fiduciary. Buyer is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(m) No Material Adverse Effect. No Material Adverse Effect in Seller’s financial condition has occurred since the date of the most recent financial statements furnished by Seller to Buyer, except as disclosed in writing to Buyer and waived in writing by Buyer, and such financial statements are complete and correct and fairly present Seller’s financial condition and results of operations as at and for the period ended on the date thereof, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

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(n) Investment Company Act. It is not, and after giving effect to the Transactions contemplated by the Agreement will not be, required to register as an “investment company” (within the meaning of the Investment Company Act).

(o) Agency Approvals. Seller has all such requisite Approvals and is in good standing with each Applicable Agency, HUD and FHA, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the consummation of any Takeout Commitment, including, without limitation, a change in insurance coverage, which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to each Applicable Agency, HUD or FHA.

(p) No Adverse Actions. Seller has not received from any Applicable Agency, HUD or FHA a written notice of extinguishment or a written notice indicating material breach, default or material non-compliance which Buyer reasonably determines may entitle any Applicable Agency, HUD or FHA to terminate, suspend, sanction or levy penalties against Seller, or a written notice from any Applicable Agency, HUD or FHA indicating any adverse fact or circumstance in respect of Seller which Buyer reasonably determines may entitle any Applicable Agency, HUD or FHA, as the case may be, to revoke any Approval or otherwise terminate, suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Applicable Agency, HUD or FHA to terminate Seller.

(s) OFAC. Neither Seller nor any of its Affiliates is a Prohibited Person and Seller is in full compliance with all applicable orders, rules, regulations and recommendations of OFAC. Neither Seller nor any of its members, directors, executive officers, parents or Subsidiaries: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State. Seller has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including without limitation the Bank Secrecy Act (collectively, the “Anti-Money Laundering Laws”).

(t) Anti-Money Laundering. Seller has complied with all applicable Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Purchased Asset for purposes of the Anti-Money Laundering Laws, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Purchased Asset is in violation of, or subject to nullification pursuant to, the Executive Order or any regulations promulgated by the OFAC (the “OFAC Regulations”), and no Mortgagor is subject to the provisions of the Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.”

11.	Events of Default (Paragraph 11).

(a)	The definition of “Event of Default” in Paragraph 11 of the Agreement is deleted in its entirety and shall instead be defined as the occurrence of any of the following events:

(i)

Seller shall fail to transfer the Purchased Assets upon the applicable Purchase Date or Seller shall fail to repurchase the Purchased Assets upon the applicable Repurchase Date, except as otherwise agreed to by Buyer in writing;

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(ii)

Seller shall default in the payment of any amount payable by it hereunder (including but not limited to Paragraphs 4, 5, 22 and 23 hereof) when such amount is due, or Seller shall default in the payment of any amount payable by it under any other Program Document after notification by Buyer of such default, and such default shall have continued unremedied for one (1) Business Day;

(iii)

Seller shall fail to comply with the requirements of Paragraph 22 of the Agreement contained in Annex I (other than Paragraph 22(a) hereof) and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days following the date on which Seller had knowledge of such failure;

(iv)

Any representation made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations set forth in Schedule 1 or any representations as to the eligibility of a Purchased Asset unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Buyer in its sole reasonable discretion to be false or misleading on a regular basis) and such representation remains incorrect or untrue in any material respect for a period of two (2) Business Days; provided that if the Buyer determines in its sole reasonable discretion that any such breach is not susceptible to cure, then the Event of Default set forth in this Paragraph 11(a)(iv) shall be deemed to immediately occur without regard to any applicable grace or cure period;

(v)	Seller shall admit in writing its inability to, or intention not to, perform any of its obligations as they come due (including, the Obligations);

(vi)

Seller or any Affiliate thereof files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for it, or of all or any part of its Property; or makes an assignment for the benefit of its creditors;

(vii)

(A) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller or any Affiliate thereof, or of any of their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or Seller or any Affiliate thereof generally fails to pay its debts as they become due; or Seller or any Affiliate thereof is adjudicated bankrupt or insolvent; or an order for relief is entered under the Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller or any Affiliate thereof; or any of their respective Property is sequestered by court or administrative order; or (B) a petition is filed against Seller or any Affiliates thereof under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect and such petition is not rescinded, voided or stayed or dismissed within forty-five (45) days;

(viii)

Any Governmental Authority or any person, agency or entity acting under Governmental Authority (x) shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or any Affiliate thereof, (y) shall have taken any action to displace the management of Seller or any Affiliate thereof or to curtail its authority in the conduct of its business, or (z) takes any action in the nature of enforcement to remove, limit or restrict the Seller’s Approvals or other approvals of Seller or any of its Affiliates as an issuer, buyer or a seller/servicer of Assets or securities backed thereby, and any such action provided for in this subparagraph (viii) shall not have been discontinued or stayed within thirty (30) days;

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(ix)

An event of default shall have occurred and shall be continuing under any Program Document (other than this Agreement) beyond any applicable grace period or shall for whatever reason (including an event of default thereunder) be terminated, this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any of the Purchased Assets or Purchased Items purported to be covered hereby or any of Seller’s material obligations shall cease to be in full force and effect, or the enforceability thereof shall be contested by Seller; or any of Seller’s Obligations hereunder shall cease to be in full force and effect, or the enforceability thereof shall be contested by Seller;

(x)	A Change of Control of Seller shall have occurred without the prior consent of Buyer;

(xi)	Seller shall not be in compliance with one or more of the financial covenants set forth in Paragraph 22(i).

(xii)

Seller shall grant, or suffer to exist, any Lien on any Purchased Items except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Purchased Items in favor of Buyer or shall be Liens in favor of any Person other than Buyer;

(xiii)

(A) Seller or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any employee benefit plan (as that term is defined in Section 3(3) of ERISA that is subject to Title I of ERISA and maintained or contributed to by Seller or any ERISA Affiliate, (B) any obligation for post-retirement medical costs (other than as required by COBRA) exists, (C) the assets of Seller shall be treated as “plan assets” within the meaning of 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA) or (I) any other event or condition shall occur or exist with respect to an employee benefit plan described in clause (A) above and in each case in clauses (A) through (C) above, such event or condition, together with all other such events or conditions, if any, is likely to subject Seller or any of its Affiliates to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of Seller or any of its Affiliates or could reasonably be expected to have a Material Adverse Effect;

(xiv)

(A) Seller or any Affiliate thereof shall default under (which default shall not have been waived or cured), or shall otherwise breach the terms of any instrument, agreement or contract between Seller or such other entity, on the one hand, and Buyer or any of Buyer’s Affiliates on the other, which default entitles any party to require acceleration or prepayment of any indebtedness thereunder; or (B) Seller or any Affiliate thereof shall default under (which default shall not have been waived or cured), the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by Seller or such other entity and any third party in each case evidencing a facility size of $50,000,000 or more, which default entitles any party to require acceleration or prepayment of any indebtedness thereunder;

(xv)	A Material Adverse Effect shall have occurred, as determined by Buyer in its reasonable discretion;

(xvi)

Except as otherwise provided in this Paragraph 11, Seller fails to perform any other of its obligations hereunder and does not remedy such failure within thirty (30) days after the earlier of Seller’s knowledge of such failure to perform, or Buyer delivers notice of such failure to perform to Seller;

(xvii)

Seller (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment

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or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction, or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person appointed or empowered to operate it or act on its behalf) that conforms to agreed-upon terms between Seller and Buyer or Seller and any third party, as applicable. For the purposes hereof, “Specified Transaction” means (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Seller and Buyer or between Seller and any third party which is (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, securities option, weather transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions;

(xviii)

Seller is suspended or expelled from membership of or participation in any national securities exchange or registered national securities association or registered clearing agency of which it is a member or any other self-regulatory organization to whose rules it is subject, or is suspended from dealing in securities by any federal or state government or agency thereof, or any of the assets of Seller or the assets of investors held by, or to the order of, Seller are transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities, banking or other regulating legislation;

(xix)

Seller has its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof; or

(xx)

as a result of sovereign action or inaction (directly or indirectly) or directive issued or given by any governmental or regulatory agency or authority with competent jurisdiction, Seller becomes unable to perform any absolute or contingent obligation to make a payment or transfer or to receive a payment or transfer in respect of any Transaction under the Agreement or to comply with any other material provision of the Agreement relating to such Transaction.”

(b)

The introductory paragraph of Paragraph 11(d) shall be amended by replacing the clause “without prior notice to the defaulting party” with “with such notice to the defaulting party as is reasonably practicable under the circumstances”.

(c)	The following sentence shall be added to the end of Paragraph 11(g):

“Notwithstanding the foregoing, neither party shall be liable to the other for any consequential, indirect or punitive damages.”

(d)	Paragraph 11(i) of the Agreement is amended by replacing the entire paragraph with the following:

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“(i) In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser or a secured party, as applicable, under the UCC. Except as otherwise expressly provided in this Agreement, Buyer shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any other Purchased Items or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.”

12.	Notices and Other Communications (Paragraph 13). Paragraph 13 of the Agreement is amended by replacing the entire paragraph with the following:

“Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, nationally recognized overnight courier, electronic mail (except with respect to legal notices) or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.”

13.	Non-assignability; Termination (Paragraph 15). Paragraph 15 of the Agreement is amended by replacing the entire paragraph with the following:

“(a) Seller shall not sell, assign or transfer any of its rights or its Obligations or delegate its duties under this Agreement or any other Program Document without the prior written consent of Buyer, and any attempt by Seller to so without such consent shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

(b) Buyer may, with the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, in accordance with applicable law, at any time sell to one or more entities (“Participants”) participating interests in this Agreement, its agreement to purchase Assets, or any other interest of Buyer hereunder and under the other Program Documents; provided that Buyer and Seller agree that Seller’s failure to deliver its consent shall be deemed unreasonable for the purposes of this sentence unless such consent is withheld upon the good faith determination of Seller that the proposed Participant is a direct competitor to Seller in the current operation of Seller’s business; provided further, that Seller’s consent shall not be required under any circumstances following the occurrence of an Event of Default. In the event of any such sale by Buyer of participating interests to a Participant, Buyer’s obligations under this Agreement to Seller shall remain unchanged, Buyer shall remain solely responsible for the performance thereof and Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents. Seller agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Buyer the proceeds thereof.

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(c) Buyer may furnish any information concerning Seller or any of its Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying Seller in writing and securing signed confidentiality statements and only for the sole purpose of evaluating assignments or participations and for no other purpose, and unless an Event of Default has occurred, Buyer agrees to not furnish any such information to Participants (including prospective assignees and Participants) who are, within one (1) Business Day of such notice to Seller, identified in writing to Buyer by Seller as being direct competitors to Seller in Seller’s then-current business in the good faith determination of Seller.

(d) Seller agrees to cooperate with Buyer in connection with any such assignment and/or participation and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. Seller further agrees to furnish to any Participant identified by Buyer to Seller copies of all reports and certificates to be delivered by Seller to Buyer hereunder, as and when delivered to Buyer.”

14.	Use of Employee Plan Assets (Paragraph 18). Paragraph 18 of the Agreement is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

“No party hereto shall use “plan assets” (within the meaning of 29 C.F.R. 2510.3-101 (as modified by Section 3(42) of ERISA)) in connection with the transaction contemplated by this Agreement.”

15.	Intent (Paragraph 19). Paragraph 19 of the Agreement is amended by deleting the paragraph in its entirety and replacing it with the following:

“(a) The parties intend and agree that (1) this Agreement and each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of Bankruptcy Code, a “master netting agreement” as that term is defined in Section 101(38A) of Bankruptcy Code and a “securities contract” as that term is defined in Section 741(7)(A)(i) of Bankruptcy Code; (2) that each payment under this Agreement has been made by, to or for the benefit of a financial institution as defined in Section 101(22) of Bankruptcy Code, a financial participant as defined in Section 101(22A) of Bankruptcy Code, a “master netting participant” as defined in Section 101(38B) of Bankruptcy Code or a “repo participant” as defined in Section 101(46) of Bankruptcy Code: (3) the grant of the security interest in Paragraph 6 of the Master Agreement constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(47), 101(38A) and 741(7)(A)(xi) of Bankruptcy Code: and (4) payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Sections 101 and 741(5) of Bankruptcy Code or transfers made by or to (or for the benefit of) a financial institution or financial participant in connection with a securities contract or repurchase agreement. Each party hereto further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of this Agreement or any Transaction hereunder as a “repurchase agreement,” “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code.

(b) The parties further intend and agree that: (1) the Buyer is (for so long as the Buyer is a “financial institution,” “financial participant” or other entity listed in Sections 555, 559, 561 362(b)(6), 362(b)(7) or 362(b)(27) of Bankruptcy Code) entitled to, without limitation, the liquidation, termination, acceleration, set-off, and non-avoidability rights afforded to parties, such as the Buyer, who are parties to a “securities contract” pursuant to Sections 555, 362(b)(6) and 546(e) of Bankruptcy Code; a “repurchase agreement” pursuant to Sections 559, 362(b)(7) and 546(f) of Bankruptcy Code; and a “master netting agreement” pursuant to Sections 561, 362(b)(27) and 546(j) of Bankruptcy Code; and (2) the Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies herein (including, but not limited, to the rights set forth in Paragraphs 11 and 32) is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555, 561 and 559 of the Bankruptcy Code.

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(c) The parties agree and acknowledge that it is their intent, solely for purposes of United States federal and other relevant income tax purposes, and any corresponding provisions of state, local and foreign law, but not for bankruptcy or any other non-tax purpose, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and to treat the Purchased Assets as beneficially owned by Seller in the absence of an Event of Default by Seller. The parties agree to such tax treatment and agree to take no action inconsistent with this treatment, unless required by law.”

16.	Additional Provisions. The Agreement is hereby amended by added the following new Paragraphs immediately following Paragraph 20:

“21.	Conditions Precedent.

(a) As conditions precedent to the closing of this Agreement, Buyer shall have received on or before the date hereof the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):

i.	Program Documents. Each of the Program Documents duly executed and delivered by Seller, and being in full force and effect.

ii.

Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of Seller, in each case dated as of a recent date, but in no event more than ten (10) Business Days prior to the date hereof and copies of resolutions or consents evidencing the corporate or other authority for Seller with respect to the execution, delivery and performance of the Program Documents and each other document to be delivered by Seller from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller, to the contrary).

iii.

Incumbency Certificate. An incumbency certificate of the secretary of Seller certifying the names, true signatures and titles of its respective representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder.

iv.

Underwriting Guidelines. Buyer and Seller shall have agreed upon Seller’s current Underwriting Guidelines for Assets and Buyer shall have received a copy thereof certified by a Responsible Officer of Seller.

v.

Legal Opinion. An opinion of Seller’s outside counsel as to such matters as Buyer may reasonably request (including, without limitation, (a) designation of the Master Repurchase Agreement as a “repurchase agreement”, “securities contract” and “master netting agreement” under the Bankruptcy Code, (b) perfection of security interest in the Purchased Items and the Collection Account, (c) a corporate opinion with respect to Seller, (d) the enforceability of the Program Documents under New York law and (e) None of Seller or any of its Subsidiaries (if any) is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

vi.

Fees and Expenses. Buyer shall have received all fees and expenses required to be paid by Seller on or prior to the initial Purchase Date, as may be required herein or in the Pricing Side Letter, which fees and expenses may be netted out of any Purchase Price paid by Buyer hereunder.

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vii.

Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Buyer, a perfected, first-priority security interest in the Purchased Items, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if Buyer determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and (ii) UCC lien searches, dated as of a recent date, in no event more than fourteen (14) days prior to the date of such initial Transaction, in such jurisdictions as shall be applicable to Seller and the Purchased Items, the results of which shall be satisfactory to Buyer.

viii.	Other Documents. Buyer shall have received such other documents as Buyer or its counsel may reasonably request.

(b) The obligation (if any) of Buyer to enter into each Transaction pursuant to this Agreement (including the initial Transaction) is subject to the following further conditions precedent, both immediately prior to any Transaction and also after giving effect thereto and to the intended use thereof:

i.	No Default or Event of Default shall have occurred and be continuing.

ii.	The then aggregate outstanding Purchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.

iii.

Buyer or its designee shall have received on or before the day of a Transaction the Confirmation and asset schedule with respect to the Assets proposed to be sold, delivered pursuant to Paragraph 3(b) of the Agreement.

iv.	Seller shall have paid to Buyer all fees and expenses owed to Buyer in accordance with this Agreement, the Pricing Side Letter and any other Program Document.

v.	Buyer or its designee shall have received any other documents reasonably requested by Buyer.

vi.

Buyer shall have received a trust receipt (or in connection with Wet Loans, an intent to use a trust receipt) from the applicable Custodian, indicating such Custodian’s receipt and review of the related Mortgage Loan Documents, in accordance with the terms of the applicable Custodial Agreement with respect to the Purchased Assets and without exceptions (unless otherwise waived by Buyer).

vii.	[Reserved].

viii.

No event shall have occurred and be continuing which results in a material adverse change to the Approvals of Seller since the closing date of this Agreement, and such Approvals shall be in good standing on and after such closing date.

ix.	There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

x.

Buyer shall have received certificates or other evidence of insurance detailing insurance coverage in respect of the related Mortgaged Property or Properties of types (including but not limited to casualty, general liability and terrorism insurance coverage), in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Mortgage Loan Documents and otherwise reasonably satisfactory to Buyer. Such certificates or other evidence shall indicate that Seller will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Mortgage Loan Documents.

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xi.	if obtained by Seller and requested by Buyer, Buyer shall have received an appraisal of the related Mortgaged Property or Properties.

xii.

Buyer shall have received such other information and documentation with respect to each Asset proposed to be sold as Buyer may request, including but not limited to the following: (1) LTV and CLTV; (2) analyses and reports with respect to such other matters concerning such Asset as Buyer may require in its discretion (including internal credit memos for approval and underwriting models), and (3) such information shall be satisfactory to Buyer in its sole discretion.

xiii.

With respect to each Asset proposed to be sold that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, Buyer shall have received a security release certification for such Asset that is duly executed by the related secured party and Seller. Such secured party shall have filed UCC termination statements in respect of any UCC filings made in respect of such Asset, and each such release and UCC termination statement has been delivered to Buyer prior to each Transaction and to the applicable Custodian as part of the collateral package.

xiv.	With respect to any Mortgage Loan that is a Wet Loan, Buyer shall have received a true and complete copy of the Insured Closing Letter and the Escrow Instruction Letter, if requested by Buyer.

xv.

No event or events shall have occurred and be continuing which event or events have resulted in the inability of Buyer to finance its purchases of residential mortgage assets with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events.

22.	Covenants of Seller. Seller covenants and agrees with Buyer that during the term of this Agreement:

(a) Margin Deficit. If at any time there exists a Margin Deficit, Seller shall cure the same in accordance with Paragraph 4(a) of the Agreement.

(b) Notices. Seller shall give notice to Buyer promptly in writing of any of the following:

i.

Upon Seller becoming aware of, and in any event within one (1) Business Day after the occurrence of any Default, Event of Default or any event of default or default under any Program Document or other material agreement of Seller;

ii.

Upon, and in any event within three (3) Business Days after, service of process on Seller or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting Seller or any of its Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Program Documents, (ii) in which the amount in controversy exceeds $10,000,000 or (iii) which there is a reasonable likelihood of an adverse determination which would result in a Material Adverse Effect;

iii.

Upon, and in any event within five (5) Business Days after, the termination, acceleration, maturity of or involuntary reduction in the amount available for borrowing under any repurchase agreement, loan and security agreement or similar credit facility or agreement for Indebtedness entered into by Seller and any third party;

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iv.	Upon Seller becoming aware of any Material Adverse Effect and any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

v.

Any material dispute, licensing issue, litigation, investigation, proceeding or suspension between Seller or its Subsidiaries, on the one hand, and any Governmental Authority or any other Person, which if adversely determined could result in a Material Adverse Effect;

vi.

Upon Seller becoming aware of any material penalties, sanctions or charges levied, or threatened to be levied, against Seller or Servicer or any change or threatened change in Approval status or any written notice which could affect Approval status, or the commencement of any Agency Audit, investigation, or the institution of any material action or the threat of institution of any material action against Seller by any Applicable Agency, HUD or FHA or any other agency, or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller or Servicer, other than routine ordinary course Agency Audits or investigations;

vii.

Upon Seller becoming aware of any fact or circumstance which would cause (a) such Purchased Asset to be ineligible for a FHA Mortgage Insurance Contract, (b) FHA to deny or reject the related Mortgagor’s application for such FHA Mortgage Insurance Contract, respectively, or (c) FHA to deny or reject any claim under any FHA Mortgage Insurance Contract; and

viii.

Upon the acquisition by any Person (or two or more Persons acting in concert) other than Jeffrey Ishbia, Mathew Ishbia or Justin Ishbia, or their respective family members or any of their respective trusts, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock or membership interests of SFS Holding Corp. at any time if after giving effect to such acquisition such Person or Persons owns 10% or more of such outstanding voting stock or membership interests.

Each notice pursuant to this Paragraph 22(b) shall be accompanied by a statement of a Responsible Officer of Seller, setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

(c) Defense of Title. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Items against all adverse claims and demands of all Persons whomsoever.

(d) Preservation of Purchased Items. Seller shall do all things necessary to preserve the Purchased Items so that such Purchased Items remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all applicable laws, rules and regulations of any Governmental Authority applicable to Seller or relating to the Purchased Items and cause the Purchased Items to comply with all applicable laws, rules and regulations of any such Governmental Authority. Seller will not allow any default to occur for which Seller is responsible under any Purchased Items or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Items or the Program Documents.

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(e) Financial Statements. Seller shall deliver to Buyer:

i.

As soon as available and in any event within thirty (30) days after the end of each calendar month, a certification prepared by Seller in the form of Exhibit A attached hereto, together with the unaudited balance sheets of Seller as at the end of such period and the related unaudited statements of income and retained earnings and of cash flows for Seller for such period setting forth in each case in comparative form the figures for the previous month, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said financial statements fairly present the financial condition and results of operations of Seller and such presentation is an adequate and complete record of the books and account, in which complete entries will be made in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

ii.

As soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the balance sheets of Seller as at the end of such period and the related statements of income and retained earnings and of cash flows for Seller for such year, setting forth in each case in comparative form the figures for the previous year, The foregoing financial statements are to be reported on by, and to carry the report (acceptable in form and content to Buyer) of, an independent public accountant acceptable to Buyer;

iv.	From time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may request;

v.

Within one (1) Business Day of any margin call (however defined or described in the applicable Indebtedness documents) of any amount or other similar request (including a claim under a guaranty) is made upon Seller under any Indebtedness of Seller in an aggregate amount in excess of $500,000, notice of such margin call or other request;

vi.

As soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer knows, or has reason to believe, Seller or any ERISA Affiliate thereof is or is reasonably expected to be subject to any tax, penalty or liability with respect to an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA and maintained or contributed to by Seller or any ERISA Affiliate thereof, which tax, penalty or liability could result in a Material Adverse Effect.

(f) Litigation. Seller shall promptly, and in any event within two (2) Business Days after service of process on any of the following, give to Buyer notice of all legal or arbitrable proceedings affecting Seller or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Program Documents or as to which there is a reasonable likelihood of an adverse determination which would result in a Material Adverse Effect.

(g) Existence, Etc. Each of Seller and its Subsidiaries will:

i.	preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

ii.

comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities and other Requirements of Law (including, without limitation, truth in lending, real estate settlement procedures, consumer protection and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

iii.	keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

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iv.

not move its chief executive office or chief operating office from the addresses of such offices on the date hereof unless it shall have provided Buyer thirty (30) days prior written notice of such change;

v.

pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

vi.

permit representatives of Buyer, during normal business hours upon prior written notice at a mutually desirable time (or at any time and from time to time upon the occurrence of an Event of Default and during the continuance thereof), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer and subject to the Due Diligence Cap.

(h) Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets other than in connection with a whole loan sale or securitization, the proceeds of which shall be used to repurchase Purchased Assets and all other Obligations then due and payable hereunder (other than entering into Transactions which will continue to be secured by the Purchased Items pursuant to the terms hereof). Such Seller shall not effect a “Division” into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

(i) Financial Covenants. Without limiting any provision set forth in the Agreement, Seller shall comply with the following covenants, each to be tested on each Test Date occurring prior to the Termination Date:

a.	Maintenance of Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of not less than $100,000,000.00;

b.	Maintenance of Ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth. Seller shall maintain the ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth of no greater than 15:1;

c.

Maintenance of Liquidity. As of the last day of any month, Seller shall ensure that it has (i) cash and Cash Equivalents (excluding Restricted Cash or cash pledged to Persons other than Buyer), plus (ii) amounts available for immediate draw under committed credit facilities (including residential mortgage servicing rights facilities and working capital facilities and specifically excluding uncommitted facilities and mortgage warehouse facilities) plus (iii) 75% of the lesser of the outstanding principal balance or the market value (determined by Buyer in its sole discretion) of Liquidity Eligible Mortgage Loans in an amount not less than $25,000,000. Seller shall ensure that it has cash and Cash Equivalents (excluding Restricted Cash or cash pledged to Persons other than Bank), in an amount not less than $20,000,000; and

d.

Maintenance of Profitability. Seller shall not permit (i) for any two (2) consecutive fiscal quarters (on an individual fiscal quarter, and not aggregate, basis), Seller’s Net Income for such fiscal quarter to be less than $1.00 and (ii) for any fiscal quarter, Seller’s Net Income (excluding write-ups or write-downs to the valuation of mortgage servicing rights) to be a loss of more than $2,000,000.

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(j) Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Paragraph 22(j).

(k) Use of Proceeds. Seller will use the proceeds of any Purchase Price solely to originate, purchase, fund, manage and service Purchased Assets and to pay expenses related to any of the foregoing.

(l) Limitation on Liens. Seller will defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Items, other than the security interests created under the Agreement, and Seller will defend the right, title and interest of Buyer in and to any of the Purchased Items against the claims and demands of all persons whomsoever. Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Items or any interest therein, provided that this Paragraph 22(l) shall not prevent any contribution, assignment, transfer or conveyance of Purchased Items in accordance with the Program Documents.

(m) Limitation on Sale of Assets. Seller shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to Transfer substantially all of its assets to any Person; provided, that Seller may after prior written notice to Buyer allow such action with respect to any Subsidiary which is not a material part of Seller’s overall business operations or any sale of Purchased Items hereunder, including a whole loan sale or securitization, the proceeds of which shall be used to repurchase Purchased Assets and satisfy other Obligations as provided hereunder (other than entering into Transactions which will continue to be secured by the Purchased Items pursuant to the terms hereof).

(n) Solvency. Seller is solvent and shall not be rendered insolvent by the transactions contemplated by the Agreement and the other Program Documents, and, after giving effect to such transactions, shall not be left with an unreasonably small amount of capital with which to engage in its business. Seller shall not incur debts beyond its ability to pay such debts as they mature. Seller shall not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller shall not have a judgment entered against it returned unsatisfied. Seller shall not pledge the Purchased Items to Buyer, as provided in the Agreement, with any intent to hinder, delay or defraud any of its creditors.

(o) No Amendment or Waiver. Seller will not, nor will it permit or allow others to amend, modify, terminate or waive any provision of any Purchased Asset to which Seller is a party in any manner which shall reasonably be expected to materially and adversely affect the value of such Purchased Asset.

(p) Maintenance of Property; Insurance. As applicable, Seller shall keep all property useful and necessary in its business in good working order and condition. Seller shall cause any servicer of the Purchased Assets to maintain errors and omissions insurance and blanket bond coverage in such amounts as are in effect on the date hereof (as disclosed to Buyer in writing) and such coverage shall be maintained hereafter in compliance with the requirements of the Applicable Agency, HUD or FHA, as applicable, and shall also maintain or cause such servicer to maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

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(q) Further Identification of Purchased Items. Seller will furnish to Buyer from time to time statements and schedules further identifying and describing the Purchased Items and such other reports in connection with the Purchased Items as Buyer may request, all in reasonable detail.

(r) Purchased Asset Determined to be Defective. Upon discovery by Seller or Buyer of any breach of any asset level representation or warranty contained herein (including but not limited to the representations and warranties set forth on Schedule 1 attached hereto), the party discovering such breach shall promptly give notice of such discovery to the others.

(s) Further Documentation. At any time and from time to time, upon the written request of Buyer, and at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may request in order to ensure Buyer has a valid, first priority, perfected security interest in the Purchased Items or for the purposes of obtaining or preserving the full benefits of the Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Purchased Items shall be or become evidenced by any instrument (including any certificated security or promissory note) or chattel paper (in each case as defined in the UCC), such instrument or chattel paper shall be immediately delivered to the applicable Custodian under the applicable Custodial Agreement (if any), on behalf of Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Purchased Items pursuant to the Agreement. Prior to such delivery, Seller shall hold all such instruments or chattel paper in trust as agent for Buyer and shall not commingle any of the foregoing with any assets of Seller.

(t) Servicing Transmission. Seller shall provide to Buyer on a monthly basis no later than 11:00 a.m. New York City time two (2) Business Days prior to each Repurchase Date (or such other day requested by Buyer) (i) a data tape, on an asset-by-asset basis and in the aggregate, summarizing (A) Seller delinquency and loss experience with respect to Assets serviced by Seller hereunder and on a portfolio basis (including the following categories: current, 30-59, 60-89 and 90+), (B) with respect to Purchased Assets, any Mortgagor that is in bankruptcy and (C) with respect to Purchased Assets, any amendments, modifications or waivers of any term or condition of or extension of the scheduled maturity date or modification of the interest rate of any item of the Purchased Asset or settlement or compromise of any claim in respect of any Purchased Asset and (ii) any other information reasonably requested by Buyer with respect to the Purchased Assets. Each monthly servicing report described above shall separately identify Purchased Assets subject to outstanding Transactions hereunder and the related Purchase Date therefor.

(u) Taxes, Etc. Seller shall pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon Seller or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Seller shall file on a timely basis all federal, state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

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(v) Establishment of Collection Account. Seller shall, within five (5) Business Days following written notice from Buyer in accordance with Paragraph 5(a), establish the Collection Account for the sole and exclusive benefit of Buyer and segregate all amounts collected on account of the Purchased Assets, to be held in trust for the benefit of Buyer, and shall remit such collections in accordance with Buyer’s written instructions. No amounts deposited into such account shall be removed without Buyer’s prior written consent. Seller shall follow the instructions of Buyer with respect to the Purchased Assets and deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer. Upon and after the occurrence of a Default, Seller shall deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.

(w) Agreement to Deliver Documents. Seller agrees that upon execution and delivery of this Agreement and thereafter upon reasonable request of Buyer, it will deliver to Buyer:

i. evidence of authority and specimen signatures of individuals executing this Agreement and any Confirmation hereunder;

ii. if Seller is a foreign Person, a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN, W-8IMY, W-8ECI, W-9 (or any successor thereto), including appropriate attachments, that eliminates U.S. federal backup withholding tax on payments under this Agreement; and

iii. a copy of its organizational documents, including all amendments thereto, and such other documents as the other party may reasonably request in connection with its “know your customer” and anti-money laundering compliance programs.

(x) Agency Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation written notices of defaults, written notices of termination of approved status, written notices of imposition of supervisory agreements or interim servicing agreements, and written notices of probation, suspension, or non-renewal, (ii) provide Buyer with copies of such Agency Audits promptly upon Buyer’s request or, if providing such copies to Buyer would violate any applicable confidentiality restrictions imposed by the Applicable Agency, Seller shall provide a summary of the material findings of such Agency Audits to Buyer, and (iii) take all actions necessary to maintain its respective Approvals.

(y) OFAC. At all times throughout the term of this Agreement, Seller (i) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (ii) shall not permit any Purchased Assets.to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person.

23.	Indemnity; Expenses and Taxes.

(a) Seller agrees to hold Buyer, and its affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments and reasonable costs and expenses relating thereto of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Costs”) by a third party relating to or arising out of this Agreement, any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct (including failure by Buyer to comply with applicable law). Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Assets relating to or arising out of any violation or

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alleged violation of any applicable laws, rules and regulations asserted by a third party that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Asset for any sum owing thereunder, or to enforce any provisions of any Asset, Seller will reimburse such Indemnified Party for all actual expenses, losses or damages suffered by reason of any third-party defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s actual costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligations of Seller under this Agreement are recourse obligations of Seller.

(b) Seller agrees to pay as and when billed by Buyer all of the reasonable out-of pocket costs and expenses incurred by Buyer and/or custodian in connection with the negotiation, development, preparation and execution of, any amendment, supplement or modification to, and enforcement of (including any waivers) this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith (regardless of whether a Transaction is entered into hereunder) and the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyer or on its behalf or by refinancing or restructuring in the nature of a “workout”. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to Buyer, which amount incurred prior to the Effective Date of this Agreement shall not exceed $65,000 assuming reasonable negotiation, no extensive delays from commencement to closing, no unanticipated issues arising or structural changes during the course of the negotiation and, to the extent that the fees are expected to exceed the cap, the parties will have a reasonable discussion about raising the cap assuming that the circumstances warrant it, and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Purchased Items. Each party agrees not to assert any claim against the other party or any of their respective affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated hereby or thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

(a) If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion and Seller shall remain liable for any such payments by Buyer. No such payment by Buyer shall be deemed a waiver of any of Buyer’s rights under the Program Documents.

(b) All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority

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(excluding income taxes, branch profits taxes, franchise taxes, any taxes imposed by Sections 1471 through 1474 of the United States Internal Revenue Code or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, or as a result of a connection of the Buyer to such jurisdiction beyond merely owning an interest in a Transaction) (collectively, “Taxes”), all of which shall be paid by Seller for its own account not later than the date when due. If Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (i) make such deduction or withholding; (ii) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (iii) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (iv) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made. In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”). Seller agrees to indemnify Buyer for Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Paragraph 23(d), provided that Buyer shall have provided such Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.

(c) Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Paragraph 23 shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

24.

Submission and Service of Process. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

25.

Waiver of Immunity. Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in any state or federal court or court of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

26.

Force Majeure. Buyer and Seller shall not be responsible or liable for any failure or delay in the performance of their respective obligations under the Agreement arising out of or caused, directly or indirectly, by circumstances beyond their reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities; computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Buyer and Seller shall use their best efforts to resume performance as soon as practicable under the circumstances.

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27.

Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

28.

Hypothecation or Pledge of Purchased Assets. Buyer shall have free and unrestricted use of all Purchased Assets and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller.

29.

Termination. This Agreement shall remain in effect until the Termination Date. However, no such termination shall impair Seller’s outstanding Obligations to Buyer at the time of such termination. Seller’s obligations under Paragraph 3(e), Paragraph 10 and Paragraph 23 and any other reimbursement or indemnity obligation of Seller to Buyer pursuant to this Agreement or any other Program Documents shall survive the termination hereof.

30.

Further Assurances. Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Program Documents, to perfect the interests of Buyer in the Purchased Items or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder.

31.	Servicing.

(a) Seller covenants to maintain or cause the servicing of the Purchased Assets to be maintained in conformity with Accepted Servicing Practices and pursuant to the related underlying Servicing Agreement. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) the termination thereof by Buyer pursuant to subsection (d) below, (ii) thirty (30) days after the last Purchase Date of such Purchased Asset, (iii) a Default or an Event of Default, (iv) the date on which all the Obligations have been paid in full, or (v) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity. Upon any such termination, Seller shall comply with the requirements set forth in Paragraph 31(f) as to the delivery of the Servicing Records and the physical servicing of each Purchased Asset.

(b) During the period Seller is servicing the Purchased Assets, (i) Seller agrees that Buyer is the owner of the Servicing Rights and the Servicing Records, and (ii) Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Assets and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Paragraph 31 and any other obligation of Seller to Buyer. At all times during the term of this Agreement, Seller covenants to hold such Servicing Records in trust for Buyer and to safeguard, or cause each Subservicer to safeguard, such Servicing Records and to deliver them, or cause any such Subservicer to deliver them to the extent permitted under the related Servicing Agreement promptly to Buyer or its designee (including the applicable Custodian) at Buyer’s request or otherwise as required by operation of Paragraph 31(f) hereof. It is understood and agreed by the parties that prior to an Event of Default, Seller, as servicer shall retain the servicing fees with respect to the Purchased Assets.

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(c) If any Asset that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller (a “Subservicer”), or if the servicing of any Purchased Asset is to be transferred to a Subservicer, Seller shall provide a copy of the related servicing agreement and an Instruction Letter executed by such Subservicer (collectively, the “Servicing Agreement”) to Buyer at least three (3) Business Days prior to such Purchase Date or transfer date, as applicable, which Servicing Agreement shall be in form and substance acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Assets.

(d) In addition to the rights provided in Paragraph 31(a), Buyer shall have the right, exercisable at any time in its sole discretion, upon written notice, to terminate Seller or any Subservicers as servicer or subservicer, respectively, and any related Servicing Agreement, free and clear of any obligations (including without limitation any obligation to pay or reimburse any previous servicer for outstanding servicing advances). Upon any such termination, Seller shall transfer or shall cause Subservicer to transfer such servicing with respect to such Purchased Assets to Buyer or its designee, at no cost or expense to Buyer. Seller agrees to cooperate with Buyer in connection with the transfer of servicing.

(e) Buyer shall have the right in its sole discretion to appoint a third party to perform due diligence with respect to Seller’s servicing facilities at any time as they relate to the Program Documents. Seller shall cooperate with Buyer and/or its designees to provide access to Seller’s servicing facilities including without limitation its books and records with respect to Seller’s servicing portfolio and the Purchased Assets. In addition to the foregoing, Seller shall permit Buyer to inspect upon reasonable prior written notice at a mutually convenient time, Seller’s or its Affiliate’s servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement. In addition, with respect to any Subservicer which is not an Affiliate of Seller, Seller shall use its best efforts to enable Buyer to inspect the servicing facilities of such Subservicer as they relate to the Program Documents and to cause such Subservicer to cooperate with Buyer and/or its designees in connection with any due diligence performed by Buyer and/or such designees in accordance with this Paragraph 31(e). Seller and Buyer further agree that all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with any due diligence or inspection performed pursuant to this Paragraph 31(e) shall be paid by Buyer.

(f) With respect to the Servicing Rights appurtenant to each Purchased Asset, Buyer shall own, and Seller shall deliver, such Servicing Rights to Buyer on the related Purchase Date. Seller shall deliver (or cause the related Subservicer to deliver) the Servicing Records and the physical and contractual servicing of each Purchased Asset, to Buyer or its designee upon the termination of Seller or Subservicer as the servicer or subservicer, respectively, pursuant to Paragraph 31(d). In addition, with respect to the Servicing Records for each Purchased Asset and the physical and contractual servicing of each Purchased Asset, the related Seller shall deliver (or cause the related Subservicer to deliver) such Servicing Records and, to the extent applicable, the servicing to Buyer or its designee within thirty (30) days of the earlier of (i) the termination of Seller or Subservicer as the servicer or subservicer, respectively, of the Purchased Assets and (ii) the related Purchase Date for each such Purchased Asset (the “Servicing Delivery Requirement”). Notwithstanding the foregoing, such Servicing Delivery Requirement will be deemed restated for each such Purchased Asset on each Repurchase Date on which such Purchased Asset is repurchased by Seller and becomes subject to a new Transaction (and the immediately preceding delivery requirement will be deemed to be rescinded), and a new thirty (30) day Servicing Delivery Requirement will be deemed to commence for such Purchased Assets as of such Repurchase Date in the absence of directions to the contrary from Buyer. Further, the Servicing Delivery Requirement will no longer apply to any Purchased Asset that is repurchased in full by the related Seller in accordance with the provisions of this Agreement and is no longer subject to a Transaction. Seller’s transfer of the Servicing Rights, Servicing Records and the physical and contractual servicing under this Paragraph 31(f) shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related Mortgagors (without reduction for unreimbursed advances or “negative escrows”).

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32.

Setoff. In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller; provided that the foregoing right of setoff shall not apply to any deposit of escrow funds being held on behalf of the Mortgagors under Purchased Assets. Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by Buyer or its Affiliates to Seller against all of Seller’s obligations to Buyer or its Affiliates, whether under this Agreement or under any other agreement between the parties or between Seller and any Affiliate of Buyer, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s or its Affiliate’s right to recover any deficiency. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

33.

Periodic Due Diligence Reviews. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets for purposes of verifying compliance with the representations, warranties, covenants and specifications made hereunder or under any other Program Document, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Days’) prior notice to Seller (provided that upon the occurrence and during the continuance of a Default or an Event of Default, no such prior notice shall be required), Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files, the Servicing Records and any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of Seller and/or the applicable Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer shall purchase Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Asset. Buyer may underwrite such Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of Seller. In addition, Buyer has the right to perform continuing due diligence reviews (including, without limitation, operational, legal, corporate and background due diligence) of Seller and its Affiliates, directors, and their respective Subsidiaries (if any) and the officers, employees and significant shareholders thereof. Seller and Buyer further agree that all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Paragraph 33 shall be paid by Seller subject to the Due Diligence Cap.

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34.

Delay Not Waiver; Rights Cumulative. No failure on the part of either party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of either party provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by a party to exercise any of its rights under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

35.	WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS IN CONNECTION WITH THE AGREEMENT.

36.

Confidentiality. Each party acknowledges that Confidential Information (as defined below) may be exchanged between the parties pursuant to this Agreement. Each party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other party. Each party agrees that it will not disclose or use the Confidential Information of the other party except for the purposes of this Agreement and as authorized herein. Notwithstanding the foregoing, the recipient of Confidential Information (the “Recipient”) may use or disclose the Confidential Information to the extent that such Confidential Information is: (a) already known by the Recipient without an obligation of confidentiality, (b) publicly known or becomes publicly known through no unauthorized act of the Recipient or its Representatives, (c) rightfully received from a third party without any obligation of confidentiality, (d) independently developed by the Recipient without use of the Confidential Information of the disclosing party (the “Disclosing Party”), (e) approved by the Disclosing Party for disclosure, or (f) required to be disclosed pursuant to a requirement of a governmental agency, regulatory or self-regulatory agency or law; provided that, to the extent permitted by the requesting body, the Recipient provides the other party with notice of such requirement prior to any such disclosure and requests that the requesting body afford confidential treatment to the information disclosed. In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party immediately and will take all available steps to terminate the unauthorized use or further unauthorized disclosure of the Confidential Information of the Disclosing Party. “Confidential Information” shall mean all information disclosed to one party to this Agreement by the other party to this Agreement in written, verbal, graphic, recorded, photographic, or any other form about such Disclosing Party and its business, including without limitation business partners and suppliers, financial statements, intellectual property rights, products, research and development, costing, licensing and pricing, disclosed in writing, verbally or visually, designated as confidential at the time of disclosure or is of a nature that a reasonable person would consider the information confidential.

Notwithstanding anything in this Agreement to the contrary, each party shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Each party understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Each party shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of each party, (b) protect against any threats or hazards to the security and integrity of

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such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each party shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, each party will provide evidence reasonably satisfactory to allow the other party to confirm that such other party has satisfied its obligations as required under this Section. Without limitation, this may include review of audits, summaries of test results, and other equivalent evaluations of a party. Each party shall notify the other party immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the Purchased Assets provided directly to one party by the other party. Each party shall provide such notice to the other party by personal delivery, by electronic delivery, or by overnight courier with confirmation of receipt to the applicable requesting individual.

The terms of this Section 36 shall survive any termination or expiration of this Agreement.

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Agreed and acknowledged as of the first date set forth above:

UNITED SHORE FINANCIAL SERVICES, LLC

By:	/s/ Timothy Forrester
Title:	CFO & EVP
Date:	March 7, 2019

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JEFFERIES FUNDING LLC

By:	/s/ Michael Pillari
Michael Pillari
Title:	Managing Director
Date:

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